Exhibit 3.24(a)
Exhibit 3.24(a) Illegible FILED JAN 21 2000 OKLAHOMA SECRETARY OF STATE CERTIFICATE OF INCORPORATION TO: OKLAHOMA SECRETARY OF STATE 2300 N. Lincoln Blvd., Room 101, State Capital Building Oklahoma City, Oklahoma 73105-4897 (405) 522-4560 The undersigned, for the purpose of forming an Oklahoma profit corporation pursuant to the provisions of Title 18, Section 1001, do hereby execute the following certificate of incorporation: 1. The name of the corporation is: Loan Mart of Oklahoma, Inc. NOTE: Please refer to procedure sheet for statutory words required to be included in the corporate name.) 2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is: The Corporation Company 735 First 20 N. Robinson National Bldg. Oklahoma City, Oklahoma County OK 73102 Name Street Address City County Zip Code (P.O. BOXES ARE NOT ACCEPTABLE) 3. The duration of the corporation is: (Perpetual unless otherwise stated) 4. The purpose or purposes for which the corporation is formed are: To engage in any lawful act or activity for which corporations may be organized under the general corporation law of Oklahoma 5. The aggregate number of shares which the corporation shall have the authority to issue, the designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows: NUMBER OF SHARES SERIES PAR VALUE PER SHARE (If any)(Or, If without par value of state) COMMON 100 No par value PREFERRED

Illegible If the powers of the incorporator(s) are to terminate upon the filing of the certificate of incorporation, the names and mailing adresses of the persons who are to serve as director(s): NAME MAILING ADDRESS CITY STATE ZIP CODE 1) Jeffry A. Weiss 1436 Lancaster Ave Berwyn PA 19312 2) Richard Darfman 1436 Lancaster Ave Berwyn PA 19312 3) Donald Gayhardt 1436 Lancaster Ave Berwyn PA 19312 7. The name and mailing address of the undersigned incorporator(s): NAME MAILING ADDRESS CITY STATE ZIP CODE 1) Aloed Todkad 1936 Lancaster Ave Berwyn PA 19312 Signed and dated this 12 day of January 2000. *SIGNATURE OF ALL INCORPORATORS SIGNATURE SIGNATURE